Exhibit 99.1

Investor Presentation Q2 2010

Disclaimer 2 This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These include comments with respect to our objectives and strategies, and the results of our operations and our business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." We intend these forward- looking statements to be covered by the safe harbor provisions of the PSLRA. Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance, and actual results may differ materially. By their nature, these forward-looking statements involve numerous assumptions and uncertainties, both general and specific, including those discussed in Doral Financial Corporation's 2009 Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. While there is no assurance that any list of risks and uncertainties or risk factors is complete, certain important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: - the continued recessionary conditions of the Puerto Rico and the United States economies and the continued weakness in the performance of the United States capital markets leading to, among other things, (i) a deterioration in the credit quality of our loans and other assets, (ii) decreased demand for our products and services and lower revenue and earnings, (iii) reduction in our interest margins, and (iv) decreased availability and increased pricing of our funding sources, including brokered certificates of deposits; - the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets which may lead to, among other things, an increase in our non-performing loans, charge-offs and loan loss provisions; - a decline in the market value and estimated cash flows of our mortgage-backed securities and other assets may result in the recognition of other-than- temporary-impairment of such assets under generally accepted accounting principles in the United States of America; - our ability to derive sufficient income to realize the benefit of our deferred tax assets; - uncertainty about the legislative and other measures adopted by the Puerto Rico government in response to its fiscal situation and the impact of such measures on several sectors of the Puerto Rico economy; - higher credit losses because of federal or state legislation or regulatory action that either (i) reduces the amount that our borrowers are required to pay us, or (ii) limits our ability to foreclose on properties or collateral or makes foreclosures less economically feasible; - risks and difficulties relating to combining acquired operations with our existing operations; and - general competitive factors and industry consolidation. Market data used in this presentation has been obtained from industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified any the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data.

A lingering Puerto Rico depression continues to weigh on earnings and asset quality 2nd Quarter Loss of $233.3 MM driven by several significant items Doral raised $171MM of equity enhancing its already strong capital position Doral's remains a leader in affordable mortgages ...82% of mortgages are <$250K Excluding government guaranteed FHA / VA Residential Mortgages, NPA's fell by $35MM. 2nd Quarter Update 3 doral

Though Stabilizing, Puerto Rico is in the 5th Year of Contraction

2007	2008	2009	Indicators	2010	2011	2012
67.0	66.2	64.6	Gross state product (C$B)	63.4	64.6	67.1
1,028	1,010	963	Total employment (000)	933	939	959
10.9	11.5	15.1	Unemployment rate	16.1	14.7	9.8
7,475	6.787	6,702	Single-family permits	4,824	3,643	2,964
4,672	2,364	2,334	Multi-family permits	1,824	1,645	1,496
7,375	5,751	6,844	Mortgage originations ($MM)	5,942	6,019	8,000
7,510	8,733	10,946	Personal Bankruptcies	13,435	14,761	15,881

- **Puerto Rico is in the fifth year of economic contraction:**
  - Gross State Product has fallen over 700 bps
  - Unemployment has grown over 500 bps
- **Employment levels have fallen in each of the past five years with unemployment expected to peak in 2010 at 16.1%**
- **Mortgage originations are expected to decline from 2009 to 2010, however projections show an increase over the next two years.**
- **Doral took decisive actions to position itself for a difficult economic environment:**
  - Raised $790MM in new equity since 2007 and converted $220 MM of preferred shares to common equity
  - Tightened underwriting and exited businesses ahead of the market
  - Sold poor quality and/or non-performing assets

Source: Moody's Economy.com (April 2010)

4

5 2nd Quarter Results Impacted by Several Significant Items Doral Financial Corp. ($MM) Income Statement Q2 2010 Net interest income $40.1 Provision 44.6 Non-interest income (loss) (120.2) Non-interest expense 104.1 Pre-tax income (loss) (228.8) Taxes 4.5 Net income (loss) (233.3) Net income (loss) to common (235.7) Supplemental Data (EOP; $ in billions) Gross Loans 5.9 Total assets 9.4 Deposits 4.9 Total Equity 0.9 Non-performing assets ($M) 1,050.1 Key Ratios (bps or %) Net interest margin (bps) 184 bps ROAA (%) (9.93%) ROACE (%) (201.94) Efficiency ratio (%) 165.5% Tangible Book Value / Share $6.19 Proforma Tangible Book Value / Share* $4.62 Significant Items Impacting 2nd Quarter Earnings $ MM Non-Agency Security Sale $(137.2) Construction Transfer to Held for Sale $(12.6) REO Sale Price Adjustment (including impact on ALLL) $(25.0) Lehman Receivable Mark-Down $(10.8) Transaction & Legacy Related Professional Services $(16.3) Post-Consolidation Advertising Campaign $(2.6) Employee Retention Program $(3.3) Total $(207.8) * Pro-Forma Tangible Book Value / Share includes the impact of conversion of $171MM mandatorily convertible preferred stock to common stock as if they had been converted as of the reporting period.

6 Doral Raised $171 MM of New Equity During Q2 Doral Financial & Subsidiaries June 2010 March 2010 June 2009 Tier 1 Leverage 8.52% 8.43% 8.16% Tier 1 Risk-Based Capital 13.99% 13.83% 13.32% Total Risk-Based Capital 15.26% 15.09% 15.19% Tier 1 Common Equity 4.79% 8.16% 6.36% Pro-Forma Tier 1 Common Equity* 7.80% - - Doral Bank Puerto Rico June 2010 March 2010 June 2009 Tier 1 Leverage 7.86% 7.35% 6.36% Tier 1 Risk-Based Capital 15.16% 14.01% 12.41% Total Risk-Based Capital 16.43% 15.28% 13.68% * Pro-Forma Common Equity includes the impact of conversion of $171MM mandatorily convertible preferred stock to common stock as if they had been converted as of the reporting period.

Doral's Loan Portfolio is Concentrated in Affordable Mortgages 7 Over 97% of Doral's Puerto Rico loan portfolio is secured by real estate Doral's residential mortgage portfolio is largely fixed-rate. Doral's residential portfolio is in the more liquid, lower-price points 82% of loans under $250K Doral's residential mortgage portfolio is in mature vintages 85% of NPAs and 71% of total UPB are pre- 2007 60% of Doral's Puerto Rico Commercial Real Estate portfolio is small ticket mortgages (<$2MM). Average balance $176K Doral's residential mortgage portfolio is fixed rate, mature and affordable .. Includes lease financing receivables, loans on savings deposits and other consumer loans. Residential Mortgage (77%) Consumer & Other1 (1%) C&I (1%) Land Secured (3%) Construction (4%) CRE (13%) Puerto Rico Loan Mix ($5.3 B) Puerto Rico (88%) Mainland U.S. (12%) Doral Loan Mix ($5.9 B)

NPL Growth Driven by FHA / VA Guaranteed Residential Mortgages 8 Non-Performing Assets relatively flat from Q1 to Q2 FHA / VA Guaranteed Residential Mortgage account for 12% of NPLs. Non-Performing Loans ($ MM) Q2 2010 Q1 2010 Change Residential Mortgage $403.0 $407.3 $(4.3) FHA / VA Guaranteed Residential Mortgage 112.5 31.7 80.8 Commercial Real Estate 169.2 157.4 11.8 Construction 168.0 230.4 (62.4) Land Loans 87.1 74.1 13.0 Consumer / Other 1.1 1.1 - Total Non-Performing Loans $944.2 $903.9 $40.3 OREO 103.2 100.3 2.9 Other 2.7 - 2.7 Total Non-Performing Assets $1,050.1 $1,004.3 45.8

Doral Has Continued to Take Actions to Improve the Company 9 Doral has taken several steps designed to improve the company: Raised $171 MM of new capital during the quarter to further strengthen our capital position and enable actions to address asset quality Sold or entered agreements to sell over $500MM of low quality or non-performing assets Launched an aggressive advertising and promotion campaign following the Island's recent banking consolidation. Grew retail deposits by $311MM (16%) during the second quarter While these actions improved the asset quality of the bank and improved its core operations, these actions resulted in a $200MM negative impact on earnings in Q2